                    SETTLEMENT AGREEMENT AND MUTUAL RELEASE

     This Settlement Agreement and Mutual Release ("Agreement") is entered into by David K. Wachtel, Jr. ("Wachtel"), Restaurant Management Services, Inc., now known as Restaurant Management Group, Inc. ("RMG"), The WesterN SizzliN Corporation, a Delaware corporation ("WSC-Del") and successor by merger to The WesterN SizzliN Corporation, a Tennessee corporation ("WSC-Tenn"), and Austins Steaks & Saloon, Inc., a Delaware corporation
("Austins"), this           day of August, 1999.

     WHEREAS, Wachtel has filed two actions against WSC-Tenn and certain of its officers and directors in the Chancery Court for Davidson County, Tennessee, both of which cases are styled DAVID K. WACHTEL, JR. V. THE
WESTERN SIZZLIN CORPORATION F/K/A FRANCHISEE ACQUISITION CORPORATION, Case Nos. 95-781-I and 95-2074-III (I), which cases have been consolidated, and WSC-Tenn has counterclaimed against Wachtel and RMG in Case No. 95-781-I (which consolidated actions are hereinafter referred to as the "Lawsuit"); and

     WHEREAS, the dispute between the parties in said Lawsuit and the counterclaim therein arises out of an Employment Agreement entered into on November 11, 1993, between Wachtel and WSC-Tenn and concerns an alleged breach of contract by WSC-Tenn; and

     WHEREAS, WSC-Del is a wholly-owned subsidiary of Austins;

     WHEREAS, WSC-Tenn merged into WSC-Del effective July 1, 1999 pursuant to an Agreement and Plan of Merger dated as of April 30, 1999 by and among WSC-Tenn, WSC-Del (formerly named Austins Acquisition Corp.), and Austins and pursuant to a Plan of Merger dated as of April 30, 1999 by and among WSC-Tenn, WSC-Del and Austins, in accordance with which WSC-Tenn merged into WSC-Del (with WSC-Del as the surviving corporation) and each share of WSC-Tenn Common Stock, $1.00 par value (WSC-Tenn Common Stock), and of WSC-Tenn Series B Convertible Preferred Stock ("WSC-Tenn Preferred Stock") were automatically converted (subject to statutory dissenters' rights) into two shares of Austins Common Stock (the transaction is referenced as the "Merger");

     WHEREAS, according to the stock records of WSC-Tenn, Wachtel, as of immediately prior to the effective time of the Merger, was the record owner of 100,000 shares of WSC-Tenn Common Stock and 150,000 shares of WSC-Tenn Series B Convertible Preferred Stock, and, RMG, as of immediately prior to the effective time of the Merger, was the record owner of 434,000 shares of WSC-Tenn Common Stock; and

     WHEREAS, RMG has duly transferred, conveyed and assigned all its right, title and interest in the 434,000 shares of WSC-Tenn Common Stock to Wachtel (collectively the 534,000 shares of WSC-Tenn Common Stock and the 150,000 shares of WSC-Tenn Series B Convertible Preferred Stock are the "Wachtel WSC Shares");

     WHEREAS, Wachtel has taken all necessary steps required under the Dissenters' Rights Chapter of the Tennessee Business Corporation Act (T.C.A.
Section 48-23-101 through 48-23-302 (the "Tennessee Dissenters Right Chapter") to maintain his dissenter's rights claims with respect to the Wachtel WSC Shares ("Wachtel Dissenter's Claims");

     WHEREAS, all matters and things in controversy between the parties which are the subject of the Lawsuit and the counterclaims therein have been compromised and settled as set forth herein;

     WHEREAS, WSC-Del and Wachtel have reached agreement on all matters related to Wachtel Dissenter's Claims as set forth herein.

     NOW, THEREFORE, the parties hereto agree as follows:

     1. SETTLEMENT PAYMENT OF $1 MILLION - At the Closing on the Closing Date, WSC-Del will pay One Million Dollars ($1,000,000) in cash via wire transfer to Wachtel (the "Settlement Payment").

     2. DISSENTER'S RIGHTS WITHDRAWAL, CONVERSION OF WACHTEL WSC SHARES; PURCHASE OF AUSTINS STOCK - At the Closing on the Closing Date:

     (a)  Wachtel will withdraw his Dissenter's Rights Claims against WSC-Del;
          and

     (b) Immediately thereafter at the Closing, in accordance with the terms of the Merger, as evidence of the conversion of the Wachtel WSC Shares into 1,368,000 shares of Austins Common Stock, Austins shall deliver to Wachtel one or more stock certificates representing and evidencing 1,368,000 shares of the Austins Common Stock (the "Wachtel Austins Shares")

     (c) Immediately thereafter at the Closing, Austins and/or its designees (collectively, the "Purchasers"), shall purchase, and Wachtel shall sell, all the Wachtel Austins Shares for the purchase price of Two Dollars and Fifty Cents ($2.50) per share (an aggregate purchase price of Three Million Four Hundred Twenty Thousand Dollars) ($3,420,000) (the "Stock Purchase Payment"). The entire Stock Purchase Payment will be paid in cash.

     3. CLOSING. The payments and effectiveness of releases (the "Closing") provided for in this Agreement will take place at the offices of Farris, Warfield & Kanaday, PLC in Nashville, Tennessee at 10:00 a.m. (local time) on Friday, September 10, 1999, unless another date is agreed upon in writing by all the parties hereto.

     At the Closing:

          (a) Austins and/or WSC-Del and/or the Purchasers (as applicable) will deliver to Wachtel:

               (i)    certificates representing the Wachtel Austins Shares;

               (ii)   the Settlement Payment;

               (iii)  the Stock Purchase Payment;

               (iv)   the releases provided in Section 4(b); and

               (v) a certificate executed by WSC-Del and Austins representing and warranting to Wachtel and RMG that each of their representations and warranties in this Agreement is accurate in all respects as of the Closing.

          (b)  Wachtel and RMG, as applicable, shall deliver:

               (i) if delivered by Austins in accordance with Section 3(a), the certificates representing the Wachtel Austins Shares, duly endorsed, with signatures guaranteed by a commercial bank or by a member firm of the New York Stock Exchange, and executed stock powers, for transfer to the Purchasers;

               (ii)   the releases provided in Section 4(a); and

               (iii) a certificate executed by Wachtel and RMG representing and warranting to WSC-Del, Austins and any other Purchasers that each of their representations and warranties in this Agreement is accurate in all respects as of the Closing.

     The parties agree to execute and/or deliver such documentation and to undertake such other actions as are reasonably appropriate and necessary to consummate the conversion of the Wachtel WSC Shares into Wachtel Austin Shares, the purchase of the Wachtel Austin Shares hereunder and the other provisions of this Agreement. Wachtel acknowledges that Austins may designate persons and entities, most likely existing shareholders of Austins, to become Purchasers and that in such event Wachtel shall receive delivery of all (or a portion, if Austins remains as a co-Purchaser) of the Stock Purchase Payment from, and make delivery of the certificates of Wachtel Austin Shares to, such additional Purchasers.

     4.   FULL MUTUAL RELEASES

     (a) Effective at and upon the Closing and the payment of the sums required under Sections 1 and 2 above, Wachtel and RMG, on behalf of themselves, as well as their respective successors and assigns and their past and present directors, officers, agents, servants and employees, do hereby release and forever discharge WSC-Del and Austins, and their successors and assigns, as well as their (and their predecessors') past, present and future officers, directors, agents, accountants, attorneys, investment bankers, servants and employees, from all claims and demands, actions and causes of action, which have arisen or may arise from or by reason of any and all known and unknown, foreseen and unforeseen, damages and injuries and all consequential losses and damages, which Wachtel and/or RMG now have or ever had against them and their predecessors, including but not limited to: (a) all claims and counterclaims that are, have been or could have been asserted in the Lawsuit, as well as any claims that otherwise relate in any way to an Employment Agreement dated November 11, 1993, between Wachtel and WSC-Tenn, any alleged breach thereof, and any other act or omission of whatsoever nature allegedly committed by WSC-Tenn, its officers, directors, agents or employees; and (b) all claims and rights as a dissenting shareholder with respect to the Wachtel WSC Shares and the Merger.

     (b) Likewise, effective at and upon the Closing and the payment of the sums required under Sections 1 and 2 above, WSC-Del and Austins, on behalf of themselves, as well as their successors, predecessors, assigns, and their and their predecessors' past and present directors, officers, agents, servants and employees, do hereby release and forever discharge Wachtel and RMG, their respective heirs, successors and assigns, as well as their past, present and future officers, directors, agents, accountants, attorneys, investment bankers, servants and employees, from all claims and demands, actions and causes of action, which have arisen or may arise from or by reason of any and all known and unknown, foreseen and unforeseen, damages and injuries and all consequential losses and damages which WSC-Del and/or Austins now has or ever had against either of them, including but not limited to: (a) all claims and counterclaims that are, have been or could have been asserted in the Lawsuit, as well as any claims that otherwise relate in any way to an Employment Agreement dated November 11, 1993, between Wachtel and WSC-Tenn, any alleged conflict of interest, any alleged breach of fiduciary duty, any alleged interference with existing business relations, any alleged interference with prospective advantage, any alleged defamation, and any other act or omission allegedly committed by Wachtel and/or RMG; and (b) all claims and rights, if any, with respect to the Merger.

     Without in any way limiting the above, these mutual releases include a complete and final discharge of all pending claims and counterclaims in the Lawsuit, as well as any claims previously dismissed therefrom. In addition, these mutual releases include as of the date of this Agreement any and all claims in reference to the WesterN SizzliN Tullahoma restaurant.

     These mutual releases shall apply to all claims, whether known or unknown, on the part of all parties to this Agreement to the effect that this Agreement shall be a full, binding and complete settlement between the parties to this Agreement with respect to any act or omission allegedly committed by any of the parties, save only and except any executory provisions of this Agreement as set forth herein.

     At the Closing, the parties shall execute four original counterparts of a Mutual Release in the form of this Section 4.

     5. DISMISSAL WITH PREJUDICE - All claims and counterclaims in the Lawsuit shall be dismissed with prejudice. The parties hereto hereby instruct their counsel that upon the Closing described in Section 3, and the payment of the Stock Purchase Payment and the Settlement Payment, counsel shall submit to the Chancery

Court for Davidson County, Tennessee, an Agreed order of Dismissal in the form attached hereto as Exhibit A.

     6. COURT COSTS - The court costs incurred with the Davidson County Clerk & Master in connection with the Lawsuit will be paid by WSC-Del. Each party will bear his/its own discretionary costs and attorneys' fees.

     7. REQUIREMENT OF APPROVAL BY WSC BOARD OF DIRECTORS - This Agreement is subject to the approval of the WSC-Del and Austins Board of Directors at a meeting scheduled for August 11, 1999. WSC-Del and Austins hereby represent to Wachtel and RMG that a majority of the members of the WSC Board of Directors have informed Austins and WSC-Del that they will vote in favor of the settlement on the terms set forth herein. Immediately following the August 11, 1999 WSC-Del and Austins Board meetings, WSC-Del and Austins will deliver to Jon D. Ross at Neal & Harwell, 2000 First Union Tower, 150 Fourth Avenue North, Nashville, Tennessee 37219, facsimile (615) 726-0573, a certification that the Boards have, in fact, duly approved this Agreement, and that WSC-Del and Austins otherwise have all necessary authority to enter into and consummate this settlement upon the terms set forth herein.

     8. REQUIREMENT OF WIRE TRANSFER - All sums to be paid to Wachtel under Sections 1 and 2 above shall be delivered by means of a wire transfer to such account(s) as are designated for such purpose in writing by Wachtel. The written designation of such account (s) shall be delivered by Jon D. Ross of Neal & Harwell to Michael L. Dagley, and Overton Thompson, III, Farris, Warfield & Kanaday, SunTrust Financial Center, 424 Church Street, 19th Floor, Nashville, Tennessee 37219, promptly after Jon D. Ross's receipt of the certification required under Section 7 above, but in no event later than noon Nashville time on Wednesday, September 8, 1999.

     9. EXERCISE OF DISSENTERS' RIGHTS - WSC-Del and Austins acknowledge that Wachtel and/or RMG have taken all necessary actions and procedures under the Tennessee Dissenters' Rights Chapter to properly and fully preserve Wachtel Dissenter's Claims. Prior to September 10, 1999, in the absence of a default by WSC-Del or Austins hereunder: (a) neither Wachtel nor RMG shall make demand upon WSC-Del for payment; (b) WSC-Del shall not make the payment or other deliveries otherwise provided in Tenn. Code Ann. Section 48-23-206; and (c) neither Wachtel nor RMG shall submit a notice to WSC-Del otherwise provided in Tenn. Code Ann. Section 48-23-209. Upon the Closing and the payment of the sums required under Sections 1 and 2 above, any such demand for payment under the Tennessee Dissenters' Rights Chapter will be deemed withdrawn and, pursuant to the mutual releases above, any claims by Wachtel and RMG under the Tennessee Dissenters' Rights Chapter shall be released and fully discharged. In the event the transactions contemplated by this Agreement do not close or upon the occurrence of a default hereunder by Austins or WSC-Del, Wachtel and RMG will be entitled to proceed without prejudice with their rights and remedies available under the Tennessee Dissenters' Rights Chapter and neither Austins nor WSC-Del shall raise any objection to such proceeding based on the failure of Wachtel or RMG to have made or delivered any notice or taken any other action prior to

September 16, 1999.

     10. REPRESENTATIONS AND WARRANTIES OF WACHTEL AND RMG. Wachtel and RMG represent and warrant to WSC-Del, Austins and to any other Purchasers as follows:

          (a) This Agreement constitutes the legal, valid, and binding obligation of Wachtel and RMG enforceable against them in accordance with its terms. Wachtel and RMG have, as applicable, the absolute and unrestricted right, power, authority, and capacity to execute and deliver this Agreement and to perform their respective obligations under this Agreement.

          (b) Neither the execution and delivery of this Agreement nor the consummation or performance of any of the actions contemplated hereunder will, directly or indirectly (with or without notice or lapse of time) contravene, conflict with, or result in a violation of any agreement to which Wachtel or RMG is a party.

          (c) Wachtel was, as of June 30, 1999, the sole beneficial owner and holder of all of the Wachtel WSC Shares, free and clear of all liens, options to purchase or other encumbrances. WSC Common Stock certificate number(s) ______________ represent all the stock certificates comprising the WSC-Tenn Common Stock portion of the Wachtel WCS Shares and WSC-Tenn Preferred Stock certificate numbers ______________ represent all the stock certificates comprising the WSC Preferred Stock portion of the Wachtel WCS Shares. Since June 30, 1999, Wachtel has not, other than as provided in this Agreement, granted to any person or entity any rights with respect to the Wachtel WSC Shares, including any rights to receive any cash proceeds arising from the Wachtel Dissenter's Claims. Other than the Wachtel WCS Shares, as of June 30, 1999, neither Wachtel nor RMG, directly or through affiliates, owned any shares of the capital stock of WCS-Tenn or any right to acquire any such shares.

          (d) Neither Wachtel, RMG nor any affiliate of Wachtel or RMG own, or have any agreement (written or unwritten) to acquire in the future, any shares of the capital stock of WSC-Del or Austins.

          (e)  These representations and warranties shall survive the Closing.

     11. REPRESENTATIONS AND WARRANTIES OF WSC-DEL AND AUSTINS. WSC-Del and Austins represent and warrant to Wachtel and RMG as follows:

          (a) This Agreement constitutes the legal, valid, and binding obligation of WSC-Del and Austins enforceable against them in accordance with its terms. WSC-Del and Austins have, as applicable, the absolute and unrestricted right, power, authority, and capacity to execute and deliver this Agreement and to perform their respective obligations under this Agreement.

          (b) Neither the execution and delivery of this Agreement nor the consummation or performance of any of the actions contemplated hereunder will, directly or indirectly (with or without notice or lapse of time) contravene, conflict with, or result in a violation of any agreement to which WCS-Del (or its predecessor) or Austins is a party.

          (c)  These representations and warranties shall survive the Closing.

     12. AGREEMENT NOT TO PURCHASE - Neither Wachtel nor RMG shall, directly or indirectly, prior to September 10, 2014, without the prior written consent of Austins, acquire, directly or indirectly, of record or beneficially, any shares of the capital stock of Austins or any rights convertible or exercisable into shares of the capital stock of Austins.

     13. GOVERNING LAW - This Agreement shall be construed and interpreted in accordance with the laws of the State of Tennessee.

     14. ADDITIONAL DOCUMENTS AND ACTIONS - All parties agree to cooperate fully and execute any and all supplementary documents and to take all additional actions which may be necessary and appropriate to give full force and effect to the terms and intent to this Agreement.

     15. ENTIRE AGREEMENT AND SUCCESSORS-IN-INTEREST - This Agreement contains the entire agreement between the parties with regard to the matters set forth herein, and it shall be binding upon and inure to the benefit of the executors, administrators, personal representatives, heirs, successors and assigns of each.

                              THE WESTERN SIZZLIN CORPORATION,
                              a Delaware corporation



                              By: s/s Victor F. Foti
                                  --------------------------------------------


                              Title: President and CEO
                                     -----------------------------------------



                              AUSTINS STEAKS & SALOON, INC.


                              By: s/s Victor F. Foti
                                  --------------------------------------------


                              Title: President and CEO
                                     -----------------------------------------


                              s/s David K. Wachtel, Jr.
                              ------------------------------------------------
                              DAVID K. WACHTEL, JR.

                              RESTAURANT MANAGEMENT GROUP, INC.


                              By: s/s David K. Wachtel, Jr.
                                  --------------------------------------------


                              Title: President
                                     -----------------------------------------